SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 22, 2002


                          Natural Solutions Corporation
             (Exact name of registrant as specified in its charter)


          Nevada                      000-28155                  88-0367024
----------------------------    ----------------------       -------------------
(State or other jurisdiction    Commission File Number         (IRS Employer
     of incorporation)                                       Identification No.)


100 Volvo Parkway, Suite 200, Chesapeake, Virginia                  23320
--------------------------------------------------                ---------
 (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (757) 548-4242

ITEM 5.   Other Events
          ------------

On March 22, 2002, the Company made the following announcement.


                      NATURAL SOLUTIONS TO FILE BANKRUPTCY
  Chesapeake, Virginia 03/22/02; Natural Solutions Corporation (OTC BB: ICEB).
--------------------------------------------------------------------------------


On March 21, 2002, the Board of Natural Solutions Corporation met to consider the Company's future in light of the unusually mild winter conditions and the Company's overall financial position. The Board voted to refer this matter to a committee of the independent directors to consider whether it would be appropriate to file a petition in bankruptcy.

On March 22, 2002, the committee of independent directors voted to recommend that the Company file a petition in bankruptcy. Subsequently, the Board of Natural Solutions Corporation met on March 22, 2002 and voted to accept the recommendation of the committee of independent directors and instructed the management of the Company to take the necessary steps to file a petition in bankruptcy on behalf of the Company as soon as possible.

The statements in this release regarding future results of operations are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the company believes the expectations reflected in such forward-looking statements are based upon reliable assumptions, it can give no assurance that its expectations will be obtained. The Company has disclosed factors that could affect these expectations in its Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update these forward-looking statements.


SIGNATURE
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                      Natural Solutions Corporation (Registrant)


Date: March 26, 2002                 By: /s/ Lowell W. Morse
                                         ---------------------------------------
                                         President

                                     By: /s/ Michael D. Klansek
                                         ---------------------------------------
                                         Treasurer and Chief Financial Officer